UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
_____________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2025

Allegiant Travel Company
(Exact name of registrant as specified in its charter)

Nevada	001-33166	20-4745737
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 North Town Center Drive
	Las Vegas, NV	89144
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:              (702) 851-7300

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.001	ALGT	NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as in Rule 405 of the Securities Act of 1933 (Section 17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5    Corporate Governance and Management

Item 5.07    Submission of Matters to a Vote of Security Holders.

The 2025 Annual Meeting of Stockholders of the Company was held on June 26, 2025. The following proposals were voted on with the results indicated below:

1.Election of a Board of Directors of eight members to hold office until the next Annual Meeting of Stockholders or until their respective successors have been elected or appointed.

	Votes For	Votes Withheld	Abstain
Maurice J. Gallagher, Jr.	14,980,065	281,276	8,542
Gregory Anderson	15,028,286	233,078	8,519
Montie Brewer	14,092,926	1,137,406	39,551
Gary Ellmer	14,945,587	309,603	14,693
Ponder Harrison	15,173,944	85,595	10,344
Linda A. Marvin	14,797,882	458,375	13,626
Sandra Morgan	14,874,401	341,206	54,276
Charles Pollard	14,947,026	307,785	15,072

There were 1,689,625 broker non-votes with respect to the election of Directors.

2.Advisory vote approving executive compensation (proposal approved):

Votes For: 14,042,325
Votes Against: 1,132,548
Votes Abstaining: 95,010
Broker Non-votes: 1,689,625

3.Vote to approve an amendment to the Company’s 2022 Long-term Incentive Plan (proposal approved).

Votes For: 10,620,563
Votes Against: 4,632,238
Votes Abstaining: 17,082
Broker Non-votes: 1,689,625

4.To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025 (proposal ratified):

Votes For: 16,696,053
Votes Against: 233,731
Votes Abstaining: 29,724
Broker Non-votes: None

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Allegiant Travel Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 27, 2025	ALLEGIANT TRAVEL COMPANY

	By:	/s/ Robert J. Neal
	Name:	Robert J. Neal
	Title:	Executive Vice President and Chief Financial Officer